SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2015
World Wrestling Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1241 East Main Street, Stamford, CT	06902

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (203) 352-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On February 26, 2015, the Board of Directors of World Wrestling Entertainment, Inc. (the “Company”) elected Robyn W. Peterson, Stephanie McMahon Levesque and Paul Levesque each as a Director of the Company. Messrs. Peterson and Levesque and Ms. McMahon shall serve until the next annual meeting of the Company’s stockholders or his or her successor shall have been chosen and qualified. Mr. Peterson has been determined by the Board to satisfy the independence requirements of applicable New York Stock Exchange and Securities and Exchange Commission rules.

Since May 2011, Mr. Peterson, 39, has been Chief Technology Officer for Mashable Inc., a leading source of news information and resources for the connected generation. From January 2011 to March 2011, Mr. Peterson was Vice President of Product, News and Info for AOL, responsible for product strategy and development of the news, finance and sports sites until AOL’s acquisition of the Huffington Post. From March 2010 to January 2011, Mr. Peterson was Product Director for Next Issue Media LLC, a company formed by five major U.S. publishers to develop, market and deliver interactive digital editions of magazines. Prior thereto, from November 2008, Mr. Peterson was Vice President, Technology and Product for NBC Universal, Inc. Mr. Peterson was previously involved in other digital companies since 1998.
Ms. McMahon, 38, has served as our Chief Brand Officer since November 2013. Prior to that, she was Executive Vice President, Creative, from May 2007; our Senior Vice President, Creative Writing, from June 2005 to May 2007; and before that, Vice President, Creative Writing. Ms. McMahon began with the Company in 1998. Ms. McMahon writes, produces and directs for our television programming and performs as an on-air personality. She is the wife of Paul Levesque and the daughter of Vincent McMahon.
Mr. Levesque, 45, has been our Executive Vice President, Talent, Live Events & Creative since August 2011. In this role, he oversees our talent relations and talent development departments, including worldwide recruitment and training of the WWE Superstars and Divas. Mr. Levesque developed and oversees the Company’s state of the art training facility which opened in 2013 in Orlando, Florida. He also supervises the Company’s live event operations. In addition to his executive duties, Mr. Levesque has continually had an integral role in the Company’s creative process, helping shape the creative direction and storylines of WWE’s programming. Mr. Levesque debuted as a WWE Superstar in 1995 and has captured every major championship, headlined thousands of WWE events, and entertained millions around the world. He is the national spokesperson for Muscular Dystrophy’s “Make a Muscle, Make a Difference” campaign. Mr. Levesque has had starring roles in commercials, television programs, talk shows and feature-length films. He is author of Make the Game: Triple H’s Approach to a Better Body. Mr. Levesque is the husband of Stephanie McMahon and the son-in-law of Vincent McMahon.

Mr. Peterson will be entitled to our normal Board retainer and meeting fees for non-management Directors. Ms. McMahon and Mr. Levesque will join our Executive Committee.

Item 9.01    Financial Statements and Exhibits.

99.1    Press Release February 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.

By:	/s/ Vincent K. McMahon
Vincent K. McMahon Chairman and Chief Executive Officer

Dated: February 26, 2015